Exhibit 32.2


                    PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Frontline Ltd. (the "Company") on Form 20-F for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Oscar Spieler, a Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 30, 2006

/s/ Oscar Spieler
-------------------------
Oscar Spieler
Chief Executive Officer, Frontline Management AS